UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2014

Zygo Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	0-12944 (Commission File Number)	06-0864500 (IRS Employer Identification No.)

Laurel Brook Road, Middlefield, Connecticut (Address of principal executive offices)		06455-0448 (Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 20, 2014, AMETEK, Inc., a Delaware corporation (“AMETEK), completed the previously announced acquisition of Zygo Corporation, a Delaware corporation (“Zygo”), through the merger of AMETEK Matterhorn, Inc., a Delaware corporation and a wholly-owned subsidiary of AMETEK (“Merger Sub”), with and into Zygo (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 10, 2014, by and among AMETEK, Merger Sub and Zygo (the “Merger Agreement”).

On the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock, par value $0.10 per share, of Zygo (the “Zygo Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Zygo Common Stock owned by Zygo as treasury stock or owned by AMETEK, Merger Sub or any of their respective subsidiaries, or as to which a stockholder properly demanded and perfected its appraisal rights under Delaware law) was cancelled and extinguished and converted into the right to receive the per share merger consideration of $19.25 in cash, without interest thereon and less any applicable withholding taxes. As a result of the Merger, AMETEK owns 100% of the voting securities of Zygo, and Zygo, as the surviving corporation, is a wholly-owned subsidiary of AMETEK.

Trading in Zygo Common Stock on the NASDAQ Global Select Market (“NASDAQ”) has been suspended as of the opening of trading on June 20, 2014.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Zygo’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2014, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2014, in connection with the Merger, Zygo notified NASDAQ that the Merger had been completed and requested that trading of Zygo Common Stock on NASDAQ be suspended before the opening of trading on June 20, 2014. Zygo also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Zygo Common Stock from NASDAQ and the deregistration of the Zygo Common Stock under Section 12(b) of the Exchange Act. Zygo intends to file with the SEC a Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, Zygo’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of Zygo (other than their

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right to receive the applicable merger consideration or, if applicable, the “fair value” of their shares in any appraisal proceeding).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, Robert R. Mandos, Ronald J. Oscher, and Bruce P. Wilson, the directors of Merger Sub immediately prior to the effective time of the Merger, became the members of the board of directors of Zygo. In connection therewith, all of the existing members of the board of directors of Zygo resigned from the board of directors of Zygo, and all committees thereof, effective at the effective time of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of Zygo were amended to be the same as the certificate of incorporation and bylaws of Merger Sub immediately prior to the effective time of the Merger, except for the retention of provisions concerning indemnification, exculpation and advancement of expenses substantially identical to those set forth in Zygo’s restated certificate of incorporation, as amended. The Fourth Amended and Restated Certificate of Incorporation and the newly adopted Bylaws of Zygo are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Zygo Corporation.

3.2	Bylaws of Zygo Corporation.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zygo Corporation

By:	/s/ Robert Feit
Name: Robert Feit
Title: Vice President

Date: June 20, 2014

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Zygo Corporation.

3.2	Bylaws of Zygo Corporation.
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